UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 1, 2012

HARLEYSVILLE GROUP INC.

(Exact name of registrant as specified in charter)

Delaware	0-14697	51-0241172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

355 Maple Avenue, Harleysville, Pennsylvania	19438
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 256-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01         Other Events.

As previously reported in the preliminary proxy statement filed by Harleysville Group Inc. (the “Company”) on Schedule 14A with the Commission on December 23, 2011, following the announcement of the Merger Agreement among the Company, Harleysville Mutual Insurance Company (“HMIC”), Nationwide Mutual Insurance Company, (“Nationwide”) and Nationals Sub, Inc. dated September 28, 2011 (the “Merger Agreement”), six lawsuits were filed, including certain derivative claims against HMIC, its directors and others.  On January 20, 2012, three of the plaintiffs filed a consolidated complaint against HMIC, the HMIC directors, the Company, two of the Company’s directors, Nationwide and Nationals Sub, Inc.  The other three plaintiffs were not named and therefore were dropped from the litigation.

HMIC is the majority owner of the stock of the Company.  Under the Merger Agreement, upon compliance with all closing conditions, including the receipt of approvals from the stockholders of the Company and the members of HMIC of the Merger Agreement, Nationals Sub, Inc. would merge with and into the Company (the “Company Merger”) and HMIC would merge with and into Nationwide (the “Parent Merger”).  The consummation of the Company Merger is conditioned upon the consummation of the Parent Merger and vice versa.  In response to the derivative claims against HMIC, on December 22, 2011, the HMIC board appointed three new members to its board for the sole purpose of serving as a special litigation committee (the “SLC”) to investigate the derivative claims.

On March 1, 2012, the SLC issued a report of its investigation (the “SLC Report”).  The SLC Report concluded that: (1) the HMIC directors had fulfilled their fiduciary obligations and had not breached their duties of care and loyalty in negotiating and entering into the Merger Agreement with Nationwide; (2) the Merger Agreement transaction is intrinsically fair and satisfies the standards of both fair process and fair result; (3) the derivative claims filed by the plaintiffs lack merit; (4) it is in the best interests of HMIC that the plaintiffs’ derivative claims be dismissed; and (5) substantial delay in the consummation of the Parent Merger would be damaging to HMIC and, therefore, the Parent Merger with Nationwide should proceed without further disruption.

A copy of the SLC Report is attached to this Current Report on Form 8-K as Exhibit 99.1

Item 9.01               Financial Statements and Exhibits

(d) Exhibits	Description

Exhibit No. 99.1 —	Report of the Special Litigation Committee of Harleysville Mutual Insurance Company Board of Directors, dated March 1, 2012

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transactions between Harleysville and Nationwide.  In connection with the proposed transaction, Harleysville Group Inc. has filed a preliminary proxy statement on Schedule 14A, which is available free of charge on the SEC’s web site, http://www.sec.gov.  The information contained in the preliminary filing is not complete and may be changed.  Harleysville Group Inc. plans to file and mail to stockholders a definitive proxy statement with respect to the proposed transactions.  WE URGE STOCKHOLDERS TO READ THE PRELIMINARY PROXY STATEMENT, THE DEFINITIVE PROXY STATEMENT (WHEN AVAILABLE), AND OTHER MATERIALS FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HARLEYSVILLE GROUP INC. AND THE PROPOSED TRANSACTIONS.  Investors will be able to obtain free copies of the preliminary proxy statement and the definitive proxy statement (when available) as well as other filed documents containing information about Harleysville Group Inc. on the SEC’s website at http://www.sec.gov.  Free copies of Harleysville Group Inc.’s SEC filings are also available from Harleysville Group Inc., 355 Maple Avenue, Harleysville, PA 19438-2297, Attention:  Mark R. Cummins, Executive Vice President, Chief Investment Officer & Treasurer.

Participants in the Solicitation

The Company and its executive officers, directors, other members of management, employees and HMIC may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed transactions.  Information regarding the executive officers and directors of the Company is set forth in its definitive proxy statement for its 2011 annual meeting filed with the SEC on March 23, 2011.  More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transactions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEYSVILLE GROUP INC.

Date: March 5, 2012	By:	/s/ Robert A. Kauffman
Robert A. Kauffman
Senior Vice President, Secretary, General Counsel & Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Report of the Special Litigation Committee of Harleysville Mutual Insurance Company Board of Directors, dated March 1, 2012.